Sub-Item 77M: Mergers

The response to question 77M regarding Mergers is hereby incorporated by reference to the supplement as filed with the Securities and Exchange Commission on January 9, 2012 (SEC Accession No. 0001104659-12-001132), October 26, 2011 (SEC Accession No. 0001104659-11-057863), and October 21, 2011 (SEC Accession No. 0001104659-11-057139).